UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2012

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive San Diego, CA 92121		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 200-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In connection with remarks to be made at the J.P. Morgan 30th Annual Healthcare Conference in San Francisco on Tuesday, January 10, 2012, beginning at 4:30 p.m. (pacific time), DexCom, Inc. (“DexCom”) Chief Executive Officer Terry Gregg will report estimated, unaudited product revenues for DexCom of approximately $20.8 million for the fourth quarter of 2011, up approximately 25% sequentially from the prior quarter and up approximately 53% from the fourth quarter of 2010. Estimated, unaudited product revenue for fiscal year 2011 was approximately $65.8 million, up 64% from fiscal year 2010. In addition, Mr. Gregg will provide an estimate for DexCom’s fiscal year 2012 product revenue of $85.0 million - $92.0 million.

Mr. Gregg’s presentation, which will occur live at the Westin St. Francis Hotel in San Francisco, will be concurrently webcast. The link to the webcast will be available on the DexCom website at www.dexcom.com under the investor relations “events and webcasts” section.

The fourth quarter 2011 unaudited financial results contained in Mr. Gregg’s presentation and in this report are subject to finalization in connection with the preparation of DexCom’s Annual Report on Form 10-K for the three and twelve months ended December 31, 2011. This report contains, and Mr. Gregg’s presentation on January 10, 2012 will contain, forward-looking statements concerning DexCom’s expectations, plans, anticipations, intentions, estimates, beliefs, potential or strategies regarding the future or the negative of these terms or other comparable terminology, including those related to DexCom’s expected revenue, product demand and financial performance. These forward-looking statements are based on DexCom’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting DexCom will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond DexCom’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with DexCom’s dependence on the SEVEN PLUS; DexCom’s ability to increase customer orders; product performance; a lack of acceptance in the marketplace by physicians and patients; adverse changes in general economic conditions; adverse regulatory or legal actions relating to the SEVEN PLUS; DexCom’s ability to obtain regulatory approval for and commercially launch new ambulatory products as well as new products with DexCom’s insulin pump and in-hospital partners; possible delays in DexCom’s research and development programs or product approvals; potential supply problems or price fluctuations with sole source or other third-party suppliers on which DexCom is dependent; the inability to reliably manufacture products in commercial quantities at an acceptable cost; DexCom’s inability to raise additional funds in the future on acceptable terms or at all; impact of healthcare reform legislation; the inability of patients to receive reimbursements from third-party payors; DexCom’s ability to protect its intellectual property and other proprietary rights and to defend against the patent infringement lawsuit filed by Abbott Diabetes Care, Inc.; the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into DexCom’s practices under these laws; product liability lawsuits that may be brought against us; unfavorable results of clinical studies relating to the next generation ambulatory system or DexCom’s in-hospital product; DexCom’s ability to attract and retain key personnel; DexCom’s ability to manage growth; ability to integrate acquisitions of products and technologies; fluctuations in quarterly results of operations; and other risks and uncertainties described in DexCom’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 3, 2011 in the section entitled “Risk Factors,” as well as in DexCom’s most recent Quarterly Report on Form 10-Q in the section entitled “Risk Factors,” which was filed with the Securities and Exchange Commission on November 2, 2011. Should one or more of these risks or uncertainties materialize, or should any of DexCom’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. DexCom undertakes no obligation to publicly update or revise any forward-looking statements.

The information in this report is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: January 10, 2012	By:	/S/ JOHN LISTER
	Name:	John Lister
	Title:	Vice President of Legal Affairs